UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GFL Environmental Holdings Inc.

(to be amalgamated with and into GFL Environmental Inc.)

(Exact name of registrant as specified in its charter)

Ontario, Canada	N/A
(State or incorporation or organization)	(I.R.S. Employer Identification Number)

100 New Park Place, Suite 500 Vaughan, Ontario, Canada	L4K 0H9
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Subordinate Voting Shares, no par value	New York Stock Exchange
6.00% Tangible Equity Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-232731

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are subordinate voting shares, no par value (“Subordinate Voting Shares”), and 6.00% Tangible Equity Units (the “Units”), with a stated amount of $50 per Unit, in each case of GFL Environmental Holdings Inc., a Canadian corporation formed by amalgamation on May 31, 2018 that is the registrant whose name appears on the cover of this registration statement (the “Registrant”), will amalgamate with its subsidiary, GFL Environmental Inc. and will continue as GFL Environmental Inc. A description of Subordinate Voting Shares is set forth under the heading “Description of Share Capital—Subordinate Voting Shares and Multiple Voting Shares” in a prospectus relating to the offering of Subordinate Voting Shares, and a description of the Units is set forth under the heading “Description of the Units” in a separate prospectus relating to the offering of the Units. Each Unit is comprised of a prepaid stock purchase contract and a senior amortizing note. For a description of the prepaid stock purchase contract, reference is made to the information under the heading “Description of the Purchase Contracts” in the prospectus relating to the offering of the Units. For a description of the senior amortizing note, reference is made to the information under the heading “Description of the Amortizing Notes” in the prospectus relating to the offering of the Units. Each such description referred to above, which constitutes part of the Registrant’s Registration Statement on Form F-1 (No. 333-232731) relating to the Subordinate Voting Shares and the Units, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference into this Form 8-A.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are filed herewith or incorporated herein by reference because no securities other than Subordinate Voting Shares and the Units of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GFL Environmental Holdings Inc. (to be amalgamated with and into GFL Environmental Inc.)

	By:	/s/ Mindy Gilbert
		Name:	Mindy Gilbert
		Title:	Executive Vice President and General Counsel

Date: March 3, 2020

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